UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2005

EAST KANSAS AGRI-ENERGY, L.L.C.

(Exact name of small business issuer as specified in its charter)

Kansas	333-96703	48-1251578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 225
1304 South Main St.
Garnett, Kansas 66032

(Address of principal executive offices)

(785) 448-2888

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

On May 5, 2005 and in connection with Ethanol Capital Partners, L.P.’s purchase of 4,550 membership units of East Kansas Agri-Energy, LLC (the “Company”) in the Company’s registered offering, the board of directors agreed to appoint two representatives from Ethanol Capital Partners, L.P. to fill vacancies on the board of directors.  Effective August 22, 2005, the board of directors appointed Scott Brittenham, and Charles Torrey to fill these seats.  Their terms will end with the election of directors by our members at the 2006 annual meeting of members.

On August 22, 2005, the board of directors appointed Jerry Jones to the board of directors for a term ending with the election of directors by our members at the 2006 annual meeting of members.  Mr. Jones is a representative of ICM, Inc. and recently served on our board until his term expired pursuant to the Company’s Unit Purchase and Redemption Agreement (the “Agreement”) dated September 27, 2004 with Fagen, Inc. and ICM, Inc.  A copy of the Agreement was filed as Exhibit 10.12 to the Company’s quarterly report on Form 10-QSB for quarter ended September 30, 2004.

At this point, it has not been determined whether Messrs. Jones, Brittenham, and Torrey will serve on any committees of the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST KANSAS AGRI-ENERGY, L.L.C.

Date:	August 25, 2005	/s/ William Pracht
William Pracht President (Principal Executive Officer)